Exhibit 99.1

August 13, 2015

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has continued its suspension of dividend distributions for the quarter ended June 30, 2015 due to the fact that the Company’s property is not expected to generate positive cash flow for the near term.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 61% leased at the end of the second quarter of 2015. As a comparison, the Property reached a low point of 45.5% leased in September 2012. During the second quarter, management executed new leases with Mace North America and Stonegate Advisors for a total of approximately 5,700 square feet. Management also approved the plans for an amenity floor to be constructed on the second floor. A new conference center, Wi-Fi lounge and management office will be added adjacent to the fitness center. Management believes that these types of amenities are very popular with prospective tenants and increasingly critical for office buildings to attract the significant number of technology companies seeking flexible and modern working spaces in an urban environment. In addition, management authorized the construction of the lobby improvements for Bake for Me, a café and bakery food service, which will provide breakfast, coffee and lunch options for occupants in the main lobby from early morning to mid-afternoon. Management believes that Bake for Me will create more activity on the first floor and will be helpful during showings with prospective tenants.

The downtown office market (“central business district”) has witnessed meaningful net absorption during the past 18 months which has reduced the overall vacancy rate. However, office buildings in the East Loop, the Property’s specific submarket within the central business district, have not benefited from the same level of demand. Since 2009, the vacancy rate for Class “A” and Class “B” buildings in the East Loop has consistently remained well above 15%. The office buildings in the East Loop with the largest amount of total available space during the second quarter of 2015 included Prudential Plaza with approximately 670,000 square feet available, Aon Center with approximately 540,000 square feet available and 233 North Michigan with approximately 390,000 square feet available. As a comparison, the current amount of available office space at our Property totals approximately 330,000 square feet. The net absorption of space in East Loop office buildings since the end of 2009 has been slightly positive, but the submarket has not witnessed a meaningful reduction in vacancy. A significant percentage of the large office leases and net positive absorption during the past few years have occurred in the River North and West Loop submarkets.

Since June 2012, management has negotiated and executed new leases, expansions and renewals that total approximately 380,000 square feet (representing over 44% of the rentable space in the Property), including transactions with Hewlett-Packard, XPO Logistics, Senior Lifestyle Management, Maximus, Kelly Scott & Madison, Hireology, Typenex, Narrative Science, McGraw Hill Global Education, Smithfield Foods, FirstService Residential, Jacobs & Clevenger, National Tax Search and AECOM Technology. One of the major differences in the current tenant roster, as compared to the tenant roster a few years ago, is that none of the current individual tenants leases as much as 100,000 square feet. Therefore, management believes that the Property is developing a solid foundation of tenancy without reliance upon a huge anchor tenant. Management believes that it has successfully mitigated the near-term lease exposure and strategically staggered the lease expirations throughout the next thirteen years to 2027. The Property is not exposed to lease expirations exceeding ten percent of rentable space (86,000 square feet) in any single year prior to calendar 2024.

Management continues to be very focused on leasing the Property’s large existing vacancy. Although management has plenty of work remaining to stabilize the Property, we believe that the Company has the capital to fund the estimated tenant improvement costs and leasing commissions necessary to re-lease a significant portion of the vacant space. We have been saving rental cash flow over the last few years by keeping dividend levels lower. We expect no or lower dividend distributions will continue until occupancy levels at the Property recover, and we have a better idea of the Property’s actual future capital and leasing needs. In August 2011, we secured a $35,000,000 loan from John Hancock Life Insurance Company to further assist in the re-leasing costs.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors. If successful in re-leasing more of the remaining vacancy under favorable terms, the opportunity for increased dividends and/or a sale of the Property at an attractive price would be targeted objectives. Any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and approval by a majority of the holders of the Company’s preferred stock.

The Property continues to be maintained in excellent physical condition and has never looked better. Any shareholder who would like to visit the Property is welcomed and encouraged to do so. Just let us know when you will be in Chicago, and we will arrange a tour.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
2015				$24,416

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.